UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2014

Tessera Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 5, 2014, Tessera Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K that included a press release (Exhibit 99.1) dated February 5, 2014, announcing the Company’s financial results for the fourth quarter ended December 31, 2013. This Form 8-K/A is being filed to revise the financial results included with such Current Report on Form 8-K.

The previously reported financial results for the fourth quarter ended December 31, 2013 have been revised to include $6.3 million of additional charges related to the restructuring of the Company’s DigitalOptics Corporation subsidiary, which was announced on January 16, 2014. The additional charges include (i) an additional $2.6 million of fixed asset impairment charges, (ii) $3.5 million for commitments on the purchase of equipment and materials and (iii) $0.2 million in other miscellaneous charges. The additional charges result in a generally accepted accounting principles (“GAAP”) net loss for the fourth quarter of 2013 in the amount of $54.1 million, or $1.01 per basic share. For the entire year ended December 31, 2013, GAAP net loss was $185.6 million, or $3.48 per basic share. Set forth below are revised Consolidated Statements of Operations for the three and twelve months ended December 31, 2012 and 2013, and revised Consolidated Balance Sheets as of December 31, 2012 and 2013.

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$73,722	$103,802
Short-term investments	285,865	338,801
Accounts receivable, net	3,138	11,595
Inventories	—	1,507
Short-term deferred tax assets	56	3,880
Current assets of discontinued operations	7,029	—
Other current assets	22,501	15,701

Total current assets	392,311	475,286

Property and equipment, net	9,481	72,544
Intangible assets, net	81,202	120,432
Long-term deferred tax assets	904	22,499
Other assets	855	7,677
Goodwill	—	6,664

Total assets	$484,753	$705,102

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,209	$14,437
Accrued legal fees	10,189	11,726
Accrued liabilities	23,535	22,140
Deferred revenue	1,149	4,869
Current liabilities of discontinued operations	407	—

Total current liabilities	38,489	53,172

Long-term deferred tax liabilities	520	3,102
Other long-term liabilities	5,110	6,403
Long-term liabilities of discontinued operations	197	—
Stockholders’ equity:
Common stock	55	53
Additional paid-in capital	530,762	480,347
Treasury stock	(39,918)	(10,642)
Accumulated other comprehensive income	133	119
Retained earnings (deficit)	(50,595)	172,548

Total stockholders’ equity	440,437	642,425

Total liabilities and stockholders’ equity	$484,753	$705,102

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Total revenues	$56,370	$47,576	$168,908	$209,838

Operating expenses:
Cost of revenues	837	1,743	4,515	7,845
Research, development and other related costs	22,226	24,920	86,653	88,762
Selling, general and administrative	16,148	22,916	82,236	92,533
Litigation expense	16,201	14,113	60,386	34,018
Restructuring, impairment of long-lived assets and other charges	51,385	2,524	70,007	2,524

Total operating expenses	106,797	66,216	303,797	225,682
Operating loss from continuing operations	(50,427)	(18,640)	(134,889)	(15,844)
Other income and expense, net	540	492	1,780	5,872

Loss before income taxes from continuing operations	(49,887)	(18,148)	(133,109)	(9,972)
Provision for (benefit from) income taxes	2,539	(5,410)	24,483	1,144

Loss from continuing operations	(52,426)	(12,738)	(157,592)	(11,116)
Loss from discontinued operations, net of tax	(1,723)	(7,878)	(27,963)	(19,109)

Net loss	$(54,149)	$(20,616)	$(185,555)	$(30,225)

Earnings per share:
Loss from continuing operations:
Basic	$(0.97)	$(0.24)	$(2.95)	$(0.21)

Diluted	$(0.97)	$(0.24)	$(2.95)	$(0.21)

Loss from discontinued operations:
Basic	$(0.03)	$(0.15)	$(0.52)	$(0.37)

Diluted	$(0.03)	$(0.15)	$(0.52)	$(0.37)

Net loss:
Basic	$(1.01)	$(0.39)	$(3.48)	$(0.58)

Diluted	$(1.01)	$(0.39)	$(3.48)	$(0.58)

Cash dividends declared per share	$0.10	$0.10	$0.70	$0.30

Weighted average number of shares used in per share calculations-basic	53,866	52,226	53,346	51,977

Weighted average number of shares used in per share calculations-diluted	53,866	52,226	53,346	51,977

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014

TESSERA TECHNOLOGIES, INC.

By:	/S/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief
Financial Officer